Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS FOURTH QUARTER AND YEAR END 2022 RESULTS

- Acquired 320 USPS Properties for $123 Million in 2022 -
- Acquired 54 USPS Properties for $20.2 Million in Fourth Quarter 2022 -
- Raised Dividend for Fourteenth Consecutive Quarter -
- Collected 100% of Contractual Rents -

Cedarhurst, New York, March 1, 2023 (Business Wire) — Postal Realty Trust, Inc. (NYSE:PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 1,700 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to larger industrial facilities, today announced results for the quarter and year ended December 31, 2022.

Highlights for the Quarter Ended December 31, 2022

•Acquired 54 properties for $20.2 million, excluding closing costs
•Net income attributable to common shareholders was $1.4 million, or $0.06 per diluted share
•Funds from Operations ("FFO") was $6.4 million, or $0.27 per diluted share
•Adjusted Funds from Operations ("AFFO") was $6.6 million, or $0.28 per diluted share
•Increased quarterly dividend by approximately 4.4% from the prior year

Highlights for the Year Ended December 31, 2022

•Acquired 320 properties for $123 million in 2022, excluding closing costs
•Rental income increased 33% from 2021 to 2022, reflecting internal growth and accretive acquisitions
•Net income attributable to common shareholders was $3.9 million, or $0.15 per diluted share
•FFO was $22.4 million, or $0.96 per diluted share
•AFFO was $23.5 million, or $1.01 per diluted share
•Paid aggregate dividends of $0.925 per share for calendar year 2022
•Amended credit facilities to, among other things, add an additional $75.0 million senior unsecured delayed draw term loan facility and increase the accordion feature under the credit facilities for term loans to $75.0 million
•Replaced LIBOR with SOFR as the benchmark interest rate on the credit facilities
•Exercised $40.0 million of term loan accordion
•Achieved sustainability target in 2022 to decrease the applicable margin on the credit facilities by 0.02% for 2023
•Completely undrawn revolving credit facility and no exposure to floating rate debt at year end

“Postal Realty had another strong year, with acquisitions well surpassing $100 million in 2022, exemplifying the strength of our company. We continue to be selective in the mix of assets that we acquire amidst a challenging capital market and macroeconomic environment,” stated Andrew Spodek, Chief Executive Officer. “As we look into 2023, we will continue to take a measured approach, being patient and judicious in focusing on acquiring properties at attractive cap rates. This may lead to lighter transaction volume in the first half of the year as buyers and sellers continue to adjust price expectations. Nevertheless, our acquisition opportunity remains robust with significant capacity for future growth, and we expect acquisitions will ramp up in the second half of 2023. We are in an optimal position operationally and financially to pursue attractive opportunities as we continue to consolidate post offices in this large, fragmented market.”

Property Portfolio & Acquisitions

The Company’s owned portfolio was 99.7% occupied, comprised of 1,286 properties across 49 states and one territory with approximately 5.3 million net leasable interior square feet and a weighted average rental rate of $8.88 per leasable square foot, as of December 31, 2022.

During the fourth quarter, the Company acquired 54 properties leased to the USPS for approximately $20.2 million, excluding closing costs, comprising approximately 142,000 net leasable interior square feet.

For properties in holdover as of December 31, 2022, the USPS has been occupying such properties as a holdover tenant, typically paying the greater of the USPS’s estimated market rent or the rent amount under the expired leases. During the ongoing negotiations for the renewal of such leases, the USPS determined that market rent for the expired leases was greater than the rent amount under the expired leases and agreed to pay the Company (i) a lump sum catch-up payment for increased rents from the date of lease expiration and (ii) increased rents going forward reflecting the market rent determined by the USPS. The Company currently anticipates that it will execute new leases for all properties with expired leases.

Balance Sheet & Capital Markets Activity

As of December 31, 2022, the Company had cash of $1.5 million and $196.2 million of net debt at a weighted average interest rate of 3.74%. The Company’s $150.0 million senior unsecured revolving credit facility was completely undrawn and the Company had no exposure to floating rate debt at year end.

On May 11, 2022, the Company amended its credit facilities to, among other things, add a new $75.0 million senior unsecured delayed draw term loan facility that matures in February 2028, increase the accordion feature under the credit facilities for term loans to $75.0 million, replace LIBOR with SOFR as the benchmark interest rate and allow for a decrease in the applicable margin by 0.02% if the Company achieved certain sustainability targets, which the Company subsequently achieved. During the fourth quarter of 2022, the Company exercised $40.0 million of term loan accordion and swapped $40.0 million of the credit facilities through February 2028 by fixing the effective interest rate to 4.952%.

During the year, the Company issued through its at-the-market offering program 751,382 shares of common stock at an average gross sales price of $15.80 per share. In addition, the Company issued 661,398 common units in its operating partnership at an average price of $16.46 per unit during the year.

As of December 31, 2022, there were 24,322,867 fully diluted shares outstanding (including securities convertible into shares of Class A common stock such as common units and long-term incentive units in the Company’s operating partnership and restricted stock units) and the weighted average fully diluted share count for the fourth quarter of 2022 was 23,990,977 shares.

Dividend

On February 1, 2023, the Company declared a quarterly dividend of $0.2375 per share of Class A common stock. The dividend equates to $0.95 per share on an annualized basis. This represents the fourteenth consecutive dividend increase since the Company’s IPO. The dividend was paid on February 28, 2023 to stockholders of record as of the close of business on February 15, 2023.

Subsequent Events

Subsequent to quarter end and through February 21, 2023, the Company acquired 21 properties comprising approximately 66,000 net leasable interior square feet for approximately $10.9 million, excluding closing costs. The Company had another six properties totaling approximately $3 million under definitive contracts.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the fourth quarter and full year 2022 financial results on Thursday, March 2, 2023 at 8:30 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/Investors/events-and-presentations/default.aspx. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

Replay

A telephonic replay of the call will be available starting at 11:30 A.M. Eastern Time on Thursday, March 2, 2023 through 11:59 P.M. Eastern Time on Thursday, March 16, 2023 by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 13734921.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO, AFFO and net debt, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature, excluding expenditures that (i) are for items identified or existing at the time a property was acquired or contributed (including through the Company’s formation transactions), (ii) are part of a strategic plan intended to increase the value or revenue-generating ability of a property, (iii) are considered infrequent or extraordinary in nature, or (iv) for casualty damage) and acquisition-related and other non-recurring expenses (including acquisition-related expenses that are incurred for investment purposes and business acquisitions and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain professional fees incurred that were directly related to completed acquisitions or dispositions and integration of acquired business) that are not capitalized and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up payments for increased rents), fair value lease adjustments, income on insurance recoveries from casualties, non-real estate depreciation and amortization and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

The Company calculates its net debt as total debt less cash and property-related reserves. Net debt as of December 31, 2022 is calculated as total debt of approximately $198 million less cash and property-related reserves of approximately $2 million.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing, renew or replace expiring leases on favorable terms, or at all, and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’ terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,700 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contact:
Investor Relations and Media Relations
Email: Investorrelations@postalrealtytrust.com
Phone: (516) 232-8900
Source: Postal Realty Trust, Inc.

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(in thousands, except share data)

	For the Three Months Ended December 31,		For the For the Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Rental income	$14,211	$10,608	$50,876	$38,276
Fee and other	689	525	2,454	1,662
Total revenues	14,900	11,133	53,330	39,938

Operating expenses:
Real estate taxes	2,037	1,522	7,168	5,399
Property operating expenses	1,519	1,279	5,625	3,987
General and administrative	3,119	2,762	13,110	10,643
Depreciation and amortization	4,761	3,859	17,727	13,990
Total operating expenses	11,436	9,422	43,630	34,019

Income from operations	3,464	1,711	9,700	5,919

Other income	311	125	1,029	401

Interest expense, net:
Contractual interest expense	(1,913)	(739)	(5,378)	(2,739)
Write-off and amortization of deferred financing fees	(156)	(129)	(596)	(714)
Loss on early extinguishment of debt	—	—	—	(202)
Interest income	1	1	1	2
Total interest expense, net	(2,068)	(867)	(5,973)	(3,653)

Income before income tax benefit (expense)	1,707	969	4,756	2,667
Income tax benefit (expense)	1	(36)	(12)	(111)

Net income	1,708	933	4,744	2,556
Net income attributable to Operating Partnership unitholders’ non-controlling interests	(333)	(181)	(890)	(501)

Net income attributable to common stockholders	$1,375	$752	$3,854	$2,055

Net income per share:
Basic and Diluted	$0.06	$0.04	$0.15	$0.10

Weighted average common shares outstanding:
Basic and Diluted	18,857,445	15,718,250	18,545,494	13,689,251

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(In thousands, except par value and share data)

	December 31, 2022	December 31, 2021

Assets
Investments:
Real estate properties, at cost:
Land	$90,020	$64,538
Building and improvements	378,596	278,396
Tenant improvements	6,375	5,431
Total real estate properties, at cost	474,991	348,365
Less: Accumulated depreciation	(31,257)	(20,884)
Total real estate properties, net	443,734	327,481
Investment in financing leases, net	16,130	16,213
Total real estate investments, net	459,864	343,694
Cash	1,495	5,857
Escrows and reserves	547	1,169
Rent and other receivables	4,613	4,172
Prepaid expenses and other assets, net	15,968	7,511
Goodwill	1,536	—
Deferred rent receivable	1,194	666
In-place lease intangibles, net	15,687	14,399
Above market leases, net	399	249
Total Assets	$501,303	$377,717

Liabilities and Equity
Liabilities:
Term loans, net	$163,753	$49,359
Revolving credit facility	—	13,000
Secured borrowings, net	32,909	32,990
Accounts payable, accrued expenses and other, net	9,109	8,225
Below market leases, net	11,821	8,670
Total Liabilities	217,592	112,244

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 19,528,066 and 18,564,421 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	195	186
Class B common stock, par value $0.01 per share; 27,206 shares authorized: 27,206 shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	254,107	237,969
Accumulated other comprehensive income	7,486	766
Accumulated deficit	(32,557)	(18,879)
Total Stockholders’ Equity	229,231	220,042
Operating Partnership unitholders’ non-controlling interests	54,480	45,431
Total Equity	283,711	265,473
Total Liabilities and Equity	$501,303	$377,717

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share data)

	For the Three Months Ended December 31, 2022	For the Year Ended December 31, 2022
Net income	$1,708	$4,744
Depreciation and amortization of real estate assets	4,735	17,663
FFO	$6,443	$22,407
Recurring capital expenditures	(119)	(829)
Write-off and amortization of deferred financing fees	156	596
Straight-line rent and other adjustments	(122)	(583)
Fair value lease adjustments	(625)	(2,285)
Acquisition-related and other expenses	144	452
Income on insurance recoveries from casualties	(311)	(1,029)
Non-real estate depreciation and amortization	26	64
Non-cash components of compensation expense	1,006	4,719
AFFO	$6,598	$23,512
FFO per common share and common unit outstanding	$0.27	$0.96
AFFO per common share and common unit outstanding	$0.28	$1.01
Weighted average common shares and common units outstanding, basic and diluted	23,990,977	23,242,538